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                                                                    EXHIBIT 99.2


             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL
                               STATEMENT SCHEDULE



To Netzee, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the financial statements of Netzee, Inc. and Subsidiaries included in this Form 10-K and have issued our report thereon dated March 15, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The foregoing schedule is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



/s/ Arthur Andersen LLP


Arthur Andersen LLP

Atlanta, Georgia
March 15, 2001